Exhibit 99.1

AITX’s RAD Introduces RAIA, the Security Tower You Can Set Up Yourself

Ships in Two Parcels and Deploys in About 15 Minutes Without a Trailer, Tow Vehicle or Hitch

Detroit, Michigan, November 9, 2026 — Artificial Intelligence Technology Solutions, Inc. (the “Company”) (OTCID:AITX), a developer and operator of AI-driven security and productivity solutions for enterprise clients, today announced that its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), has formally unveiled RAIA™ (Remote Autonomous Intelligent Agent), pronounced “Rye Ah.” The portable solar powered security tower ships in two parcels and is designed for one person to deploy in about 15 minutes, without a trailer, tow vehicle or hitch.

The Company believes that RAIA positions RAD to compete for a greater share of the global mobile surveillance tower market, estimated at approximately $1.5 billion in 2026 by The Business Research Company 1. RAIA’s compact design and simpler deployment are expected to attract existing tower customers while bringing autonomous security within reach of organizations that have found conventional solutions too cumbersome or costly. For RAD’s channel partners, the ability to ship through parcel carriers and deploy without a trailer creates an opportunity to serve more customers across more locations.

RAD is positioning RAIA as a lower cost alternative to conventional solar security trailers, adding a pricing advantage to its simpler shipping and deployment. RAIA will be offered at pricing well below the typical industry standard for full-sized solar CCTV trailers. A ‘Founder’s Special’ and early adopter special pricing will be available to the first users with pricing and terms to be shared publicly at a later date. Deliveries are expected towards the end of calendar Q1 2027.

“Getting security onto a property should not start with finding a truck and a trailer hitch,” said Steve Reinharz, CEO, CTO and founder of AITX and RAD. “We designed RAIA to make putting security where you need it feel as straightforward as setting up a patio umbrella. One person. About 15 minutes. When the area that needs attention changes, you can reposition the unit. That simplicity is central to what RAIA brings to the market.”

RAIA has two versions including a ground-standing version with a folding tripod design that can be bolted or otherwise secured to the ground, with placement selected for visibility, sunlight and connectivity. The RAIA-P version includes pole mount equipment so the unit can be placed throughout parking lots without taking up space and exposing the equipment to potential vandalism.

Once deployed, RAIA combines four cameras providing 360 degree viewing with human and vehicle detection and SARA™ autonomous voice engagement. Customer configured settings guide how SARA engages people on site, while image alerts sent to the RAD dashboard help users see what triggered an event. On-demand live video and two-way audio allow users to check the scene, listen and speak directly with people at the location.

1 https://www.thebusinessresearchcompany.com/report/mobile-surveillance-tower-market-report/

RAIA’s portable format supports a variety of security applications across multiple industries. For example, a construction company could position RAIA near equipment left overnight, then relocate it as work advances. A property manager could place it near a vacant building’s entrance or an area experiencing recurring trespassing. Logistics and manufacturing operators could use the same portable format around equipment, inventory or access points that require additional attention. Site conditions and operating requirements determine the appropriate placement and configuration.

“Before arranging another security trailer, customers should ask whether the job actually needs one,” Reinharz added. “RAIA gives them a practical reason to reconsider. It brings detection, autonomous voice engagement and remote access into a format they can deploy themselves. We believe that can help our channel partners reach more locations and give customers who have found conventional towers too cumbersome or expensive another way to put security to work.”

The unveiling follows the Company’s October 30 preview of RAIA. RAD invites prospective customers, channel partners and security industry representatives to request an online consultation or product demonstration at www.radsecurity.com/request-demo. Discussions will address the customer’s application, placement, coverage, connectivity, pricing and delivery requirements.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is a developer and provider of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including PURSUON, Inc. (formerly RAD-M), Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Residential (RAD-R), Robotic Assistance Devices Group (RAD-G), and Robotic Assistance Devices Lanka (Private) Limited (RAD Lanka), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion U.S. security and guarding services industry 2 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are primarily developed in-house.

The Company has completed a SOC 2 Type 2 examination covering the controls, system scope and review period described in the related report, a form of independent attestation frequently requested by enterprise and government clients that require documented data protection and compliance practices.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company’s ability to deliver practical and scalable solutions.

2 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/

The Company’s solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.pursuon.com, www.radgroup.ai, www.saramonitoring.ai, www.radlightmyway.com, and www.stevereinharz.com, or follow Steve Reinharz on X @SteveReinharz. Information contained on, or accessible through, the foregoing websites and social media accounts is not incorporated by reference into, and does not form a part of, this press release or any of the Company’s filings with the Securities and Exchange Commission.

Cautionary Disclosure About Forward Looking Statements

This press release contains forward looking statements, including statements regarding RAIA’s anticipated commercialization, final product specifications and capabilities, pricing and potential rental savings, commercial availability, production, shipping and deployment; expected security and operational benefits; potential customer and channel partner adoption; market opportunities; and the Company’s ability to compete, expand its customer base and generate revenue from RAIA. Words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “aims,” “may” and similar expressions identify certain forward looking statements, although not all such statements contain these words.

Forward looking statements are based on management’s current expectations and assumptions and are subject to significant risks and uncertainties that could cause actual results to differ materially. These include, among others: changes or delays in product development, testing, final specifications, certification, manufacturing, component availability, quality control, shipping or commercial availability; performance limitations under actual deployment conditions; the Company’s ability to provide reliable service and support and achieve acceptable margins at anticipated rental rates; competition, changes in competing offerings and pricing, customer budget constraints and purchasing priorities; the possibility that customer interest and channel discussions do not produce orders or deployments; regulatory, privacy, cybersecurity and distribution requirements; the Company’s ability to fund operations, production and customer commitments; the availability and terms of financing and its potential dilutive effects; the Company’s history of operating losses and ability to continue as a going concern; and other risks described in the Company’s most recent Annual Report and subsequent filings with the Securities and Exchange Commission, available at www.sec.gov.

The formal unveiling of RAIA does not, by itself, establish the commencement of shipments or commercial availability in every market. Final specifications, pricing, configurations and anticipated shipping schedules remain subject to change. Delivery options depend on destination, production capacity, inventory and carrier availability. Product demonstrations, customer inquiries and channel partner discussions do not constitute purchase commitments or assure orders, revenue or commercial adoption.

References to lower cost positioning and potential rental savings reflect management’s expectations and depend on final RAIA pricing and the specific competing equipment and service package being compared. Rental charge comparisons do not represent equivalent savings in total deployment or operating costs. Actual costs and savings depend on configuration, included services, contract duration, location, shipping and other applicable terms and charges. Savings are not assured for every customer or against every competing offering.

References to deployment by one person in about 15 minutes describe an approximate setup expectation, not a guaranteed installation time for every site or user. Actual deployment requirements and timing depend on site readiness, user familiarity, anchoring, connectivity and configuration. Comparisons to setting up or moving a patio umbrella illustrate the intended simplicity of placement and relocation and do not eliminate the need to follow installation instructions and appropriate securing procedures.

References to 360 degree viewing concern camera viewing coverage and do not imply continuous 360 degree motion detection. Actual viewing, detection, voice engagement, alerts and remote access depend on site conditions, lighting, obstructions, configuration, operating workload, power availability and network connectivity. SARA’s autonomous voice engagement follows customer configured settings. RAD solutions do not guarantee the detection, deterrence or prevention of security incidents.

Market size information reflects estimates published by a third party for the broader global mobile surveillance tower market, including solar, diesel and hybrid systems. The approximately $1.5 billion figure reflects rounding of The Business Research Company’s $1.49 billion estimate for 2026. Such estimates are subject to methodological limitations and uncertainty and do not establish the portion of that market RAIA can serve or capture. Market estimates are not forecasts of the Company’s revenue, market share, profitability or cash flow.

Forward looking statements are not guarantees of future performance. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date of this release. Except as required by law, the Company undertakes no obligation to update or revise any forward looking statement. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company.

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Doug Clemons, Chief Marketing Officer
248-270-8273
doug.c@radsecurity.com